Harlan & Boettger, LLP
                                                    Certified Public Accountants

                                                             James C. Harlan III
                                                             William C. Boettger
                                                             P. Robert Wilkinson
                                                              Marshall J. Varano


May 10, 1999




Office of Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Gentleman:

We were the previous principal accountants for Procare Industries, Ltd. (Registrant). On March 4, 1999, we reported on the financial statements of Procare Industries, Ltd. as of and for the years ended December 31, 1998 and 1997.

On May 3, 1999, we notified Robert W. Marsik, President that we would no longer be serving as Procare Industries, Ltd.'s principal accountant. There have been no disagreements concerning accounting principals or disclosures. We have read item 4 of the Registrant's Form 8-K and agree with the content.

Very truly yours,


/s/ Harlan & Boettger, LLP
Harlan & Boettger, LLP

H&B/njs


cc:  Robert W. Marsik








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